GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. - Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------------------------------------------------------------
                                                           GIVE THE SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                                  NUMBER OF
---------------------------------------------------------------------------------------------------------------------
1.     An individual's account                             The individual
---------------------------------------------------------------------------------------------------------------------
2.     Two or more individuals (joint account)             The account owner of the account or, if combined
                                                           funds, the first individual on the account (1)
---------------------------------------------------------------------------------------------------------------------
3.     Custodian account of a minor (Uniform Gift to       The minor (2)
        Minors Act)
---------------------------------------------------------------------------------------------------------------------
4.     a.    The usual revocable savings trust account     The grantor-trustee (1)
               (grantor is also trustee)
        b.    So-called trust account that is not a legal  The actual owner (1)
               or valid trust under state law
---------------------------------------------------------------------------------------------------------------------
5.     Sole proprietorship account                         The owner (3)
---------------------------------------------------------------------------------------------------------------------
6.     A valid trust, estate, or pension trust             Legal entity (Do not furnish the TIN of the personal
                                                           representative or trustee unless the legal entity itself
                                                           is not designated in the account title.) (4)
---------------------------------------------------------------------------------------------------------------------
7.     Corporate account                                   The corporation
---------------------------------------------------------------------------------------------------------------------
8.     Partnership                                         The partnership
---------------------------------------------------------------------------------------------------------------------
9.     Association, club, religious, charitable,           The organization
        educational or other tax-exempt organization
---------------------------------------------------------------------------------------------------------------------
10.   A broker or registered nominee                       The broker or nominee
---------------------------------------------------------------------------------------------------------------------
11.   Account with the Department of Agriculture in        The public entity
      the name of a public entity (such as a State of
      local government, school district, or prison)
      that receives agricultural program payments
---------------------------------------------------------------------------------------------------------------------


NOTE:If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

------------
(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3)  Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

          o An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), any IRA, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

          o    The United States or any of its agencies or instrumentalities.

          o    A State,  the  District of Columbia,  a possession  of the United
               States,    or   any   of   their   political    subdivisions   or
               instrumentalities.

          o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

          o An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

          o    A corporation.

          o    A foreign central bank of issue.

          o A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

          o    A real estate investment trust.

          o An entity registered at all times during the tax year under the Investment Company Act of 1940.

          o A common trust fund operated by a bank under Section 584(a) of the Code.


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

          o    A financial institution.

          o A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Securities, Inc. Nominee List.

          o A trust exempt from tax under Section 664 or described in Section 4947(a)(1) of the Code.

         Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

          o    Payments  to  nonresident  aliens  subject to  withholding  under
               Section 1441 of the Code.

          o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

          o Payments of patronage dividends where the amount received is not paid in money.

          o    Payments made by certain foreign organizations.

          o    Section 404(k) payments made by an ESOP.

         Payments of interest not generally subject to backup withholding include the following:

          o    Payments of interest on obligations issued by individuals.  NOTE:
               You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

          o    Payments  of  tax-exempt  interest   (including   exempt-interest
               dividends under Section 852 of the Code).

          o    Payments   described  in  Section   6049(b)(5)  of  the  Code  to
               non-resident aliens.

          o Payments on tax-free covenant bonds under Section 1451 of the Code.

          o    Payments made by certain foreign organizations.

          o    Payments made to a nominee.

          o    Mortgage interest paid to you.


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

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes, and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1)      PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION
         NUMBER.- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)      CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
         WITHHOLDING.- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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